UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2010
(Date of earliest event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

801 International Parkway, 5th Floor, Lake Mary, FL 32746

(Address of Principal Executive Offices)

(407) 566-9310
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

A.           Consulting Agreements

On or about January 12, 2010, U.S. Precious Metals, Inc., a Delaware corporation (“USPR” or the “Company”) and HFP Capital Markets LLC (“HFP”) entered into a consulting services  agreement (the “Initial Consulting Agreement”) under which HFP began rendering consulting services to the Company.  Pursuant to the terms of the Initial Consulting Agreement, the Company will compensate HFP for its initial consulting services by issuing HFP or its designees two million shares of the Corporation’s restricted common stock (the “Initial Consulting Shares”) upon the completion of the sale of the Original Notes (as defined below) pursuant to the Original Offering (as defined below). As of the date of this Current Report on Form 8-K (this “Current Report”), the Company completed the sale of the Original Notes and pursuant to the terms of the Initial Consulting Agreement, the Company will issue HFP the Initial Consulting Shares.

On or about May 7, 2010, the Company and HFP entered into a subsequent consulting services agreement that automatically became effective on June 1, 2010 because HFP successfully arranged for the sale of one million dollars in convertible promissory notes prior to May 31, 2010 (the “Subsequent Consulting Agreement”).  Under the Subsequent Consulting Agreement as amended through the date hereof, HFP will have the right to earn at least two million and up to an additional five million shares under certain circumstances.

The Initial Consulting Shares and Subsequent Consulting Shares are deemed “restricted securities” as such term is defined in the Securities Act of 1933 (the “Securities Act”).  Upon the closing of the SAK Investment (the “SAK Investment”) previously announced on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2010, the Subsequent Consulting Agreement will expire.

There is no material relationship between the Company and HFP other than as set forth above.

B.           Letter Agreement

On or about April 29, 2010, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. James Tomkins (the “Placement Agent”) pursuant to which the Placement Agent is to provide non-exclusive placement agent services (the “Services”) to the Company with respect to an investment in the Company’s securities (the “Private Placement”).  In consideration for the Services, the Company agreed that upon a closing of a Private Placement, the Company would pay the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised in the Private Placement and issue shares of its capital stock equal in number to two percent (2%) of the aggregate number of securities sold in the Private Placement (the “Placement Agent Fee”).  Upon the closing of the SAK Investment, the Company will be required to pay the Placement Agent Fee.

There is no material relationship between the Company and the Placement Agent other than as set forth above.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

USPR sold an additional $772,500 in Convertible Promissory Notes as of May 27, 2010 (collectively, the “Original Notes”) to fifteen accredited investors pursuant to a private offering by USPR of up to $1,000,000 of Original Notes previously announced on the Current Report on Form 8-K filed with the SEC on March 3, 2010 (the “Original Offering”), which Original Offering was subject to commissions equal to ten percent (10%) of the gross proceeds of the Original Notes and a warrant exercisable for ten percent (10%) of the common stock underlying the principal amount of the Original Notes issued in the Original Offering.

Prior to completing the sale of the Original Notes pursuant to the Original Offering, the Company amended the Original Offering to allow for the sale of up to an additional $1,000,000 of Convertible Promissory Notes (the “Subsequent Notes” and together with the Original Notes, the “Notes”) (the “Subsequent Offering” and together with the Original Offering, the “Offerings”).

USPR sold $352,500 in Subsequent Notes as of June 2, 2010 to two accredited investors pursuant to the Subsequent Offering, which Subsequent Offering is subject to commissions equal to ten percent (10%) of the gross proceeds of the Subsequent Notes and a warrant exercisable for ten percent (10%) of the common stock underlying the principal amount of the Subsequent Notes issued in the Subsequent Offering.  The Subsequent Offering shall terminate upon the earlier of (i) notification to the placement agent that the Company terminates the Subsequent Offering or (ii) June 9, 2010.

The terms of the Original Notes are: at the option of the holder, the Original Notes may be converted, at any time after September 1, 2010 and on or before the maturity date, into shares of USPR’s common stock (“Common Stock”) at the lesser of (a) the fifteen (15) day trading average of the Company’s Common Stock or (b) twenty-five cents ($0.25) (the “Conversion Price”); calculated at the earliest of (i) the completion of the sale of all the Original Notes; (ii) notification from the placement agent that it is terminating the Original Offering; or (iii) if no notice from the placement agent, May 17, 2010 (the “Final Closing”); provided, however, that if USPR is actively negotiating its next financing or if USPR has entered into a definitive agreement providing for a change of control, optional conversion features will not be applicable.

The terms of the Subsequent Notes are the same as the Original Notes except the Conversion Price for the Subsequent Notes is calculated at the earliest of (i) the completion of the sale of all the Subsequent Notes; (ii) notification from the placement agent that it is terminating the Subsequent Offering or (iii) June 9, 2010.

 The Notes bear simple, annual interest at 16%. The maturity date of the Notes is the earliest to occur of: (i) an offering of securities by USPR in a transaction or series of related transactions in which at least $10,000,000 in gross proceeds is received by USPR (a “Qualified Financing”), (ii) a change of control; (iii) two (2) years from the respective Final Closing; or (iv) May 17, 2012.

If, prior to any optional conversion, the Company completes a Qualified Financing or experiences a change of control, the principal and outstanding interest will automatically convert into shares of USPR’s Common Stock at the respective Conversion Price.  The Notes will convert upon the closing of the SAK Investment.

USPR is relying on Rule 506 of Regulation D as the applicable exemption from the registration requirements of the Securities Act. The Offerings are being made only to “accredited investors,” as such term is defined in Rule 501 of Regulation D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler
Name: M. Jack Kugler
Title: Chief Executive Officer
Date: June 4, 2010

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